As filed with the Securities and Exchange Commission on July 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAXART, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-1212264
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

385 Oyster Point Boulevard, Suite 9A

South San Francisco, California 94080

(Address of principal executive offices) (Zip code)

Vaxart, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Andrei Floroiu

Chief Executive Officer

385 Oyster Point Boulevard, Suite 9A

South San Francisco, California 94080

(650) 550-3500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Faith L. Charles

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, NY 10017-4611

(212) 344-5680

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Vaxart, Inc. 2019 Equity Incentive Plan Common Stock, par value $0.0001 per share	6,400,000 shares	$6.57	$42,048,000	$5,457.83

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the 2019 Equity Incentive plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $6.57 per share, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on July 6, 2020.

Explanatory Note

This Registration Statement is being filed by Vaxart, Inc. (the “Registrant”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 6,400,000 shares of common stock, par value $0.0001 (“Common Stock”), that are issuable at any time or from time to time under the Registrant’s 2019 Equity Incentive Plan (as amended to date, the “Plan”).

The additional 6,400,000 shares of Common Stock are authorized for issuance under the Plan pursuant to an amendment to the Plan which was approved by the Registrant’s stockholders at the 2020 annual meeting of stockholders held on June 8, 2020.

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-231013) with the U.S. Securities and Exchange Commission (the “Commission”) to register 1,600,000 shares of Common Stock for issuance pursuant to the Plan.

Upon the effectiveness of this Registration Statement, an aggregate of 8,000,000 shares of Common Stock will be registered for issuance from time to time under the Incentive Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-231013) filed with the SEC on April 24, 2019, are hereby incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 19, 2020.

(b)	The Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2020.

(c)	The definitive proxy statement relating to the Registrant’s 2020 annual meeting of stockholders, filed with the SEC on April 24, 2020, as amended.

(d)

The Registrant’s Current Reports on Form 8-K filed with the SEC on January 2, 2020, March 2, 2020, March 19, 2020, April 14, 2020, April 29, 2020, June 9, 2020, June 15, 2020, June 23, 2020 and June 30, 2020.

(e)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 10, filed with the SEC on May 4, 1970, as amended by the Registrant’s Current Report on Form 8-K filed with the SEC on August 15, 2003.

(f)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

●	any breach of the director’s duty of loyalty to us or to our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

●	any transaction from which the director derived an improper personal benefit.

The Registrant has entered and expects to continue to enter into agreements to indemnify its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.     EXHIBITS

Exhibit No.	Exhibit Description	Schedule / Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation	10-K	001-35285	3.1	September 13, 2016
3.2	Certificate of Amendment to Restated Certificate of Incorporation of Aviragen Therapeutics, Inc.	8-K	001-35285	3.1	February 20, 2018
4.3	Certificate of Amendment to Restated Certificate of Incorporation of Vaxart, Inc.	8-K	001-35285	3.2	February 20, 2018
4.4	Certificate of Amendment to Restated Certificate of Incorporation of Vaxart, Inc.	8-K	001-35285	3.1	April 24, 2019
4.5	Certificate of Amendment to Restated Certificate of Incorporation of Vaxart, Inc.	8-K	001-35285	3.1	June 9, 2020
4.6	Restated Bylaws of Vaxart, Inc.	10-K	001-35285	3.2	September 13, 2016
4.7	Form of Common Stock Certificate	S-3	333-228910	4.2	December 20, 2018
5.1 *	Opinion of Thompson Hine LLP
10.1 *	2019 Equity Incentive Plan, as amended
10.2 *	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the 2019 Equity Incentive Plan, as amended
10.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2019 Equity Incentive Plan	8-K	001-35285	10.3	April 24, 2019
23.1 *	Consent of Thompson Hine LLP (included in Exhibit 5.1)
23.2 *	Consent of OUM & Co. LLP, independent registered public accounting firm
23.3 *	Consent of KPMG LLP, independent registered public accounting firm
24.1 *	Power of Attorney (included on the signature page of this Form S-8)

____________

*Provided herewith.

ITEM 9.     UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on July 7, 2020.

Vaxart, Inc.

/s/ Andrei Floroiu
Andrei Floroiu
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Andrei Floroiu and Margaret A. Echerd, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Andrei Floroiu Andrei Floroiu	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)	July 7, 2020
/s/ Margaret A. Echerd Margaret A. Echerd	Vice President, Corporate Controller (Principal Accounting Officer)	July 7, 2020
/s/ Wouter W. Latour , M.D. Wouter W. Latour, M.D.	Chairman of the Board	July 7, 2020
/s/ Steven Boyd Steven Boyd	Director	July 7, 2020
/s/ Todd C. Davis Todd C. Davis	Director	July 7, 2020
/s/ Michael J. Finney, Ph.D. Michael J. Finney, Ph.D.	Director	July 7, 2020
/s/ Keith Maher Keith Maher	Director	July 7, 2020
/s/ Robert A. Yedid Robert A. Yedid	Director	July 7, 2020